EX-FILING FEES

Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Duos Technologies Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type		Carry Forward File Number		Carry Forward Initial effective date		Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, Par Value $0.001 per share	457(g)	433,000(2)	$3.00(3)	$1,299,000(3)	0.00011020	$143.15	-		-		-		-

Fees to Be Paid	Equity	Common Stock, Par Value $0.001 per share	457(c)	902,002(4)	$2.740(5)	$2,471,485(5)	0.00011020	$272.36		-		-		-		-

Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts							$415.51
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$415.51
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered include such indeterminate number of additional shares of common stock as may become issuable after the date hereof as a result of stock splits, stock dividends, anti-dilution adjustments and similar transactions.
(2)	Represents common stock issued or issuable upon the conversion (at a conversion price of $3.00 per share) of outstanding shares of Series D Convertible Preferred Stock and to be offered and sold by the Selling Stockholders identified in this registration statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on the conversion price of $3.00 for the shares of Series D Convertible Preferred Stock.
(4)	To be offered and sold by the Selling Stockholders identified in this registration statement.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of common stock reported on the Nasdaq Capital Market on November 30, 2022.